UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 28, 2007

MAIR HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17895	41-1616499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifth Street Towers, Suite 1360
150 South Fifth Street
Minneapolis, MN 55402
(Address of Principal Executive Offices, including Zip Code)

(612) 333-0021
Registrant’s Telephone Number, including Area Code

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2007, MAIR Holdings, Inc. (the “Company”) amended its Bylaws to allow the Company to issue uncertificated shares of its stock.  In accordance with new rules promulgated by the NASDAQ Stock Market (“NASDAQ”), all companies with securities listed on NASDAQ must participate in the Direct Registration System, which requires that shareholders be able to hold their shares of the Company’s stock in book-entry form without the need for a paper certificate.  To comply with this new rule, the Company amended Article VI, Sections 1 and 2 of its Bylaws to allow the Company to issue uncertificated shares.  A copy of the Company’s Amended and Restated Bylaws is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

3.2	Amended and Restated Bylaws of MAIR Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2007	By	/s/ Ruth M. Timm
Ruth M. Timm
	Its	Vice President, General Counsel and Secretary